Exhibit 8.1



                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
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                                        |FOUNDED 1866




                                                 January 24, 2007


Granite Master Issuer plc
Fifth Floor
100 Wood Street
London EC2V 7EX
England


      Re:  Granite Master Issuer plc
           Granite Finance Funding 2 Limited
           Granite Finance Trustees Limited
           Series 2007-1 Notes
           ---------------------------------

Ladies and Gentlemen:

      We have acted as United States tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the issuance of $1,350,000,000 Series 2007-1 callable class 1A1 notes due December 2030; $1,450,000,000 Series 2007-1 callable class 2A1 notes due December 2054; $1,500,000,000 Series 2007-1 callable class 3A1 notes due December 2054; $1,000,000,000 Series 2007-1 callable class 4A1 notes due December 2054; $84,000,000 Series 2007-1 callable class 1B1 notes due December 2054; $80,000,000 Series 2007-1 callable class 2B1 notes due December 2054; $84,000,000 Series 2007-1 callable class 1M1 notes due December 2054; $80,000,000 Series 2007-1 callable class 2M1 notes due December 2054; $94,600,000 Series 2007-1 callable class 1C1 notes due December 2054 and $30,000,000 Series 2007-1 callable class 2C1 notes due December 2054 (the "Series 2007-1 US Notes") by Granite Master Issuer plc (the "Issuer"). The Series 2007-1 US Notes will be issued pursuant to the Ninth Supplemental Issuer Trust Deed dated January 24, 2007 to the Issuer Trust Deed dated January 19, 2005 between The Bank of New York and the Issuer.

      We have advised the Registrants with respect to certain United States federal income tax consequences of the issuance of the Series 2007-1 US Notes. This advice is described under the headings "Summary - Material United States tax consequences" in the prospectus supplement relating to the Series 2007-1 US Notes (the "Prospectus Supplement"), and "Overview of prospectus - United States federal income tax" and "Material United States tax consequences" (collectively, the "Discussions") in the prospectus relating to the Series 2007-1 US Notes (the "Prospectus"), which Prospectus Supplement and Prospectus have been filed with the Securities


Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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SIDLEY AUSTIN LLP
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SIDLEY          |

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and Exchange Commission. We hereby confirm and adopt as our opinion the opinions set forth in the Discussions.

      This letter is based on the facts and circumstances set forth in the Prospectus Supplement and Prospectus and in the other documents reviewed by us. We hereby consent to the filing of this letter as an exhibit to the Issuer's Report on Form 8-K dated the date hereof.

                                                      Very truly yours,


                                                      /s/ Sidley Austin LLP